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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sun Communities Operating Limited Partnership on Forms S-3 (File No. 333-2522; File No. 333-14595) of our report dated February 11, 2000 on our audits of the consolidated financial statements and financial statement schedule of Sun Communities Operating Partnership as of December 31, 1999 and 1998, and for the years ended December 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 16, 2000